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                                                                      EXHIBIT 11
                              CFI PROSERVICES, INC.
                      CALCULATIONS OF NET INCOME PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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                                       THREE MONTHS ENDED SEPTEMBER 30,               NINE MONTHS ENDED SEPTEMBER 30,
                                       -------------------------------------------    ---------------------------------------------
                                       1996                   1995                    1996                     1995
                                       --------------------   --------------------    --------------------     --------------------
                                                  FULLY                   FULLY                    FULLY                   FULLY
                                       PRIMARY    DILUTED     PRIMARY     DILUTED     PRIMARY      DILUTED     PRIMARY     DILUTED
                                       --------------------   --------------------    --------------------     --------------------

Weighted Average Shares
  Outstanding For The Period             4,846      4,846       4,487       4,487       4,746        4,746       4,321       4,321

Dilutive Common Stock Options
  Using The Treasury Stock Method          348        348         432         452           -            -         549         588
                                      --------------------    --------------------     --------------------    --------------------

Total Shares Used For Per Share
  Calculations                           5,194      5,194       4,919       4,939       4,746        4,746       4,870       4,909

Net Income (Loss) Applicable to
  Common Stock                           1,468      1,468         959         959      (1,722)      (1,722)      1,965       1,965
                                      --------------------    --------------------     --------------------    --------------------

Net Income (Loss) Per Common Share     $  0.28    $  0.28     $  0.19     $  0.19     $ (0.36)     $ (0.36)    $  0.40     $  0.40
                                      --------------------    --------------------     --------------------    --------------------
                                      --------------------    --------------------     --------------------    --------------------
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